UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 6, 2006

TOR Minerals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS.

On September 6, 2006, TOR Minerals International, Inc. (the “Company”) issued a press release announcing that it has signed an agreement with Lake Chemicals and Minerals Ltd. to distribute HITOX® titanium dioxide products in the United Kingdom and Ireland.

Lake Chemicals and Minerals is a leading specialty chemical distributor in the United Kingdom and Ireland.  For TOR Minerals, Lake will focus on furthering the market development of HITOX Standard and TOR’s newly developed HITOX SF (Super Fine) product, which offers enhanced opacity and gloss properties in paint, coatings and plastics applications.  As unique color pigments, both HITOX Standard and HITOX SF offer significant cost savings in many colored formulations through the reduction of expensive organic and inorganic pigments as well as in partially replacing white titanium dioxide

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c) (d)	Shell company transactions. Not applicable. Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
Exhibit Number Description 99.1 Press Release, dated September 6, 2006, announcing that the Company entered into distribution agreement with Lake Chemicals and Minerals Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: September 8, 2006	/s/ OLAF KARASCH
Olaf Karasch President and CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 6, 2006, announcing that the Company entered into distribution agreement with Lake Chemicals and Minerals Ltd.